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                                                                    EXHIBIT 10.1


               RECEIVABLE, ACQUISITION AND UNDERWRITING AGREEMENT
                                   (MM&S/WULA)

         Agreement made this 1st day of April, 1998, by and between WESTERN UNITED LIFE ASSURANCE COMPANY (hereinafter "WESTERN"), a Washington corporation with principal offices at 916 W. First Avenue, Spokane, Washington 99201, and METROPOLITAN MORTGAGE & SECURITIES CO., INC. (hereinafter "METROPOLITAN"), a Washington corporation with its principal offices at 601 W. First Avenue, Spokane, Washington 99201-5015, (hereinafter referred to jointly as the "Parties") ("Agreement").

                                   WITNESSETH

         WHEREAS, METROPOLITAN engages in the business of purchasing and selling mortgage loans, lotteries, annuities and other cash flows (hereinafter "Receivables") and maintains subsidiaries, internal staff and operations to support such activities;

         WHEREAS, WESTERN is a company licensed to transact the business of insurance in the State of Washington and which, for investment purposes in relation to its conduct of the business of insurance, engages in investing in and selling Receivables, but WESTERN does not maintain internal staff or operations to support such activities;

         WHEREAS, METROPOLITAN has the personnel, systems and expertise to provide to WESTERN Receivable acquisition, underwriting and sales services; and

         WHEREAS, WESTERN desires to obtain from METROPOLITAN Receivable acquisition and underwriting services.

         NOW, THEREFORE, far the foregoing reasons and in consideration of the mutual promises, covenants and agreements set forth herein, the Parties promise, covenant and agree as follows:

I.       REPRESENTATIONS AND WARRANTIES OF METROPOLITAN

         METROPOLITAN represents and warrants to WESTERN that:

         A. METROPOLITAN is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

         B. METROPOLITAN is licensed or qualified and in good standing in each of the states where the laws require licensing or qualification in order to conduct METROPOLITAN'S Receivable acquisition, or METROPOLITAN is exempt under applicable law from such licensing or qualification.

         C. The consummation of the transactions contemplated herein have been validly authorized, and all requisite corporate action has been taken by METROPOLITAN to make this Agreement binding upon METROPOLITAN, in accordance with its terms.

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         D. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of METROPOLITAN.

         E. The execution and delivery of this Agreement, the acquisition and underwriting of Receivables by METROPOLITAN, the performance of the other services and transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions of this Agreement will not conflict with or result in a breach of any of the terms of METROPOLITAN'S articles of incorporation, bylaws or any other agreement, instrument, law, regulation, rule, order or judgment to which METROPOLITAN is now a party or by which it is bound. METROPOLITAN is not subject to any agreement, instrument, law, regulation, rule, order or judgment which would impair the ability of WESTERN to enforce any acquired Receivable according to its terms, or which could impair the value of any Receivable acquisition by WESTERN pursuant to this Agreement.

         F. METROPOLITAN does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

         G. There is no action, suit, proceeding or investigation pealing or threatened against METROPOLITAN which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of METROPOLITAN or in any material impairment of the right or ability of METROPOLITAN to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of METROPOLITAN contemplated herein or which would be likely to impair materially the ability of METROPOLITAN to perform under the terms of this Agreement.

         H. No consent, approval, authorization or order of any court or governmental agency or body is required for METROPOLITAN'S execution, delivery and performance of or compliance with this Agreement.

         I. The services provided by METROPOLITAN hereunder shall be conducted in accordance with generally accepted business practices in all respects, as applicable to each respective activity.

II.      REPRESENTATIONS AND WARRANTIES OF WESTERN

         WESTERN represents and warrants to METROPOLITAN THAT:

         A. WESTERN is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

         B. WESTERN is licensed or qualified and in good standing in each of the states where the laws require licensing or qualification in order to hold and enforce the terms of its Receivables and conduct its business, or WESTERN is exempt under applicable law from such licensing or qualification.


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         C. The consummation of the transactions contemplated herein have been validly authorized, and all requisite corporate action has been taken by WESTERN to make this Agreement binding upon WESTERN, in accordance with its terms.

         D. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of WESTERN.

         E. The execution and delivery of this Agreement, the fulfillment of and compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms of WESTERN'S articles of incorporation, bylaws or any other agreement, instrument, law, regulation, rule, order or judgment to which WESTERN is now a party, by which it is bound or its property is subject, which would impair the ability of METROPOLITAN to underwrite and acquire the Receivables in accordance with the terms of this Agreement.

         F. WESTERN does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

         G. There is no action, suit, proceeding or investigation pending or threatened against WESTERN which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of WESTERN or in any material impairment of the right or ability of WESTERN to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligation of WESTERN contemplated herein or which would be likely to impair materially the ability of WESTERN to perform under the terms of this Agreement.

         H. No consent, approval, authorization or order of any court or government agency or body is required for WESTERN'S execution, delivery and performance of or compliance with this Agreement except as follows: pursuant to RCW 48.31B.030(1)(b), prior notice of this Agreement is required to be provided to the office of the Washington State Insurance Commissioner at least sixty (60) days (or such shorter period as the Commissioner may permit) before the transaction is entered into, and the Commissioner must declare such notice to be sufficient and not disapprove the transaction within that time period. Also pursuant to RCW 48.31B.030(1)(b) and subject to the same requirements as outlined above, all modifications hereto are required to be filed with the Office of the Washington State Insurance Commissioner.

III.     RECEIVABLE ACQUISITION AND SALES SERVICES

         A. GENERAL DUTIES AND AUTHORITY

         METROPOLITAN shall provide Receivable underwriting, acquisition and sales services to WESTERN which shall be performed substantially in compliance with the following:

            1. METROPOLITAN shall secure opportunities for WESTERN to purchase and sell Receivables through the use of METROPOLITAN'S acquisition system, industry contacts and the other methods developed by METROPOLITAN for its own Receivable purchases.



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            2. In reviewing the Receivables offered for purchase to, or for sale from, WESTERN, METROPOLITAN shall review, among other things, the Receivable loan-to-value security value, security condition, payment record, payor's credit, security title reports and legal documents.

            3. METROPOLITAN or its agent shall close the Receivable acquisition or sale in a manner and using practices which are consistent with industry standards for the type of Receivable and the location where the Receivable acquisition or sale is closed.

            4. Loans resulting from financing that may be provided by METROPOLITAN or its affiliates as a means to induce the purchase of property (e.g., for the financing of repossession resales or other seller financing) may be placed in WESTERN'S Receivable portfolio if such Receivables are consistent with WESTERN'S investment guidelines.

            5. METROPOLITAN shall prepare and maintain such books, records, computer systems and procedures as shall be required and necessary to maintain control over the day-to-day activities regarding offers to purchase and closing of Receivable purchases and for offers to sell and closing of Receivable Sales.

            6. METROPOLITAN shall furnish to WESTERN such periodic, special or other reports or information as requested by WESTERN, including reports of total Receivables purchased and sold, closing periods and closing costs. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which WESTERN may give.

            7. METROPOLITAN may engage in any other activity or procedure which METROPOLITAN deems necessary or appropriate and in the best interest of WESTERN in connection with the acquisition, sale and closing of Receivable transactions for WESTERN.

B.       PURCHASE AND SALE PRICE AND ORIGINATION COSTS

            1. WESTERN shall pay METROPOLITAN for the Receivables acquired pursuant to this Agreement in an amount no greater than METROPOLITAN'S cost, consisting of METROPOLITAN'S purchase price and related acquisition costs. Such costs, if charged, may be audited periodically at WESTERN'S request and shall be adjusted as appropriate to reflect actual audited results.

            2. METROPOLITAN shall assist WESTERN in the sale of Receivables, whether to affiliates or to third parties. Such sales shall be at a market price which is fair and reasonable and acceptable to Western.



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C.       INVESTMENT GUIDELINES AND MINIMUM YIELD REQUIREMENTS

         1. METROPOLITAN shall acquire Receivables for WESTERN which are consistent with WESTERN'S then current investment and yield requirements. WESTERN'S current investment guidelines and yield requirements are set forth in Addendum I hereto. WESTERN may change its investment guidelines and yield requirements at any time by written notice to METROPOLITAN. Such changes will apply prospectively for all acquisitions subsequent to METROPOLITAN'S receipt of notice of change.

         2. METROPOLITAN may acquire Receivables for WESTERN which do not on an individual or pooled basis satisfy WESTERN'S then current investment guidelines or yield requirements, if METROPOLITAN believes such investment to be in WESTERN'S best interest and by mutual agreement of the parties. Such investments are subject to WESTERN'S right to reject pursuant to Section C.1 herein below. Notwithstanding the foregoing, METROPOLITAN shall not acquire any Receivables for WESTERN which do not comply with applicable statutes and regulations regarding WESTERN'S investments.

D.       RIGHT TO REJECT

         1. WESTERN shall have the right at anytime to review any Receivable acquired pursuant to this Agreement and to reject and void any Receivable acquisition ab initio, if the Receivable in WESTERN'S opinion is not consistent with its investment guidelines, as such guidelines existed at the time of the acquisition or is otherwise objected to by Western. Any Receivable not rejected within three months of acquisition is deemed accepted. Any Receivable which is rejected shall be purchased by METROPOLITAN at WESTERN'S purchase price, and WESTERN shall pay METROPOLITAN all payments, fees or other income received to date on account of such Receivable. In turn, METROPOLITAN shall pay to WESTERN an amount of interest, based on the average prime interest rate during the period WESTERN held such Receivable to compensate WESTERN for the use of its funds for such period of time.

         2. By execution of this Agreement, WESTERN is not obligated to sell any Receivables proposed by METROPOLITAN for sale, and WESTERN shall have the right to review and approve or reject any proposed sales of Receivables prior to entering into any Agreement to sell any Receivables.

E.       RECEIVABLE ACQUISITION/NO RIGHT OF FIRST REFUSAL

                  WESTERN acknowledges that METROPOLITAN provides Receivable acquisition services to itself and to others. WESTERN acknowledges that it has no priority or right of first refusal to acquire any Receivable(s) from METROPOLITAN, and METROPOLITAN may determine, in its sole discretion, subject to WESTERN'S underwriting guidelines and yield requirements, which Receivables, if any, to provide to WESTERN for acquisition.


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IV.      GENERAL

A.          NON-EXCLUSIVITY OF AGREEMENT

         This Agreement is non-exclusive. WESTERN reserves the right and privilege to employ and engage, from time to time, any other entity or person to perform any of the services which are the subject of this Agreement or may itself perform any such services. Such actions by WESTERN shall not be construed as an event of termination of this Agreement.

B.          DELEGATION

         METROPOLITAN may utilize, delegate to or subcontract with any of its subsidiaries, divisions, affiliates or third parties in connection with its performance of the terms of this Agreement in full or in part, as deemed appropriate, at METROPOLITAN'S discretion.

C.          RIGHT TO EXAMINE METROPOLITAN'S RECORDS

         WESTERN shall have the right to examine and audit any and all of the books, records or other information of METROPOLITAN, with respect concerning this Agreement or the receivables acquired under the terms of this Agreement, during business hours or at such other times as may be reasonable under applicable circumstances.

D.          EVENT OF DEFAULT

         The following shall be construed as an event of default:

         1. The failure by WESTERN to deliver any sums required to be paid to METROPOLITAN pursuant to the terms of this Agreement.

         2. The failure of either Party to perform in accordance with the terms and conditions of this Agreement, to the extent that such failure to perform shall consistute a material breach of a term or condition of this Agreement.

         3. In the event that METROPOLITAN shall file bankruptcy, or otherwise be determined to be insolvent, this Agreement may be terminated by WESTERN.

E.       TERMINATION

         1. Either Party may terminate this Agreement by providing written notice of termination to the other Party, in which event this Agreement shall terminate immediately upon receipt of such notice or at such later date as provided in said notice.

         2. In the event of a default as defined in Section D.2. hereinabove, the non-defaulting Party may, in lieu of immediately terminating this Agreement, provide written notice of default to the defaulting Party, which notice shall set forth the time period for cure, which shall be no less than ten (10) days from receipt of the notice by the defaulting Party. If the breaching Party does not cure


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         the default within the time period set forth in this notice, this
         Agreement shall terminate upon expiration of said time period.

F.       NOTICE

         Notice under this Agreement shall be in writing and delivered by hand, receipt acknowledged, or delivered by registered certified United States mail, return receipt requested, and if refused, by regular United States mail, addressed to the Parties as stated below:

         ATTN: PRESIDENT
         METROPOLITAN MORTGAGE & SECURITIES CO., INC.
         601 W. First Avenue
         Spokane, WA 99201-5015

         ATTN: PRESIDENT
         WESTERN UNITED LIFE ASSURANCE COMPANY
         916 W. First Avenue
         Spokane, WA 99201

G.       BINDING EFFECT

         This Agreement sets forth the entire Agreement between the Parties and shall be binding upon all successors and assigns of both of the Parties hereto and shall be construed under the laws of the State of Washington.

H.       PRIOR AGREEMENT

         This Agreement replaces and supersedes each and every prior agreement executed by the Parties related to the Receivable Acquisition and Underwriting services provided by METROPOLITAN to WESTERN, except with respect to any continuing liability of METROPOLITAN as to yield guarantees and loss reserves for Receivables acquired prior to April 1, 1998.

                            [SIGNATURE PAGE FOLLOWS]



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         This Agreement is executed the date, month and year first above written by the duly authorized officers of each Party.



METROPOLITAN MORTGAGE &                      WESTERN UNITED LIFE ASSURANCE
SECURITIES CO., INC                          COMPANY


By /s/ C. Paul Sandifur, Jr.                 By /s/ John Van Engelen
   ------------------------------------         --------------------------------
      C. Paul Sandifur, Jr.                       John Van Engelen,
      Chief Executive Officer                     President



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                                   ADDENDUM 1

                      WESTERN UNITED LIFE ASSURANCE COMPANY
                 INVESTMENT YIELD AND UNDERWRITING REQUIREMENTS


                                     ACQUISITION MINIMUM                                               APPRAISAL
       INVESTMENT                    YIELD REQUIREMENTS                       LOAN-TO-VALUE            REQUIRED?         OTHER
       ----------                    -------------------                      -------------            ---------         -----
Real estate lonas,       No lower than Metropolitan's current yield   80% maximum first liens,         Yes, at time of
individual loan          requirements for its own acquisitions.       residential 75% non residential  acquisition
acquisitions

Alternative Cash         No lower than Metropolitan's                 Negotiated each                  N/A
Flows (lotteries,        current yield requirements for its           transaction
annuities, etc.)         own acquisitions.

Real estate loans, bulk  No lower than Metropolitan's current yield   80% maximum first liens,         Yes, at time of
purchases                requirements for its own acquisitions.       residential 75% non residential  acquisition